                                 GRAUBARD MILLER
                                600 THIRD AVENUE
                          NEW YORK, NEW YORK 10016-2097

                                December 3, 2003

Great Wall Acquisition Corporation
660 Madison Avenue
15th Floor
New York, New York 10021

Dear Sirs:

         Reference is made to the Registration Statement on Form S-1
("Registration Statement") filed by Great Wall Acquisition Corporation
("Company"), a Delaware corporation, under the Securities Act of 1933, as amended ("Act"), covering (i) 2,000,000 Units, with each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common
Stock"), and warrants to purchase two shares of the Company's Common Stock (the
"Warrants") to the underwriters for whom Broadband Capital Management LLC is acting as representative (collectively, the "Underwriters"), (ii) up to 300,000
Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 200,000
Units which Broadband Capital Management LLC will have the right to purchase for its own account or that of its designees (the "Purchase Option Units"), (iv) all shares of Common Stock and all Warrants issued as part of the Units,
Over-Allotment Units and the Purchase Option Units and (v) all shares of Common
Stock issuable upon exercise of the Warrants included in the Units,
Over-Allotment Units and Purchase Option Units.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.
With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, we are of the opinion that the Units, the
Over-Allotment Units, the Purchase Option Units, the Warrants and the Common
Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the
Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus
forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the
Act, or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Graubard Miller